Exhibit 23.1

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)
Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong. 香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室 Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078 Email 電郵: info@czdcpa.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation of our report dated June 5, 2023 in the Registration Statement on Form F-1, under the Securities Act of 1933 (File No. 333- ) with respect to the consolidated balance sheets of Fenbo Holdings Limited and its subsidiaries (collectively the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes included herein. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co. (PCAOB ID: 2769)

Hong Kong

August 14, 2023